UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2025

Instil Bio, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-40215	83-2072195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3963 Maple Avenue, Suite 350 Dallas, Texas	75219
(Address of Principal Executive Offices)	(Zip Code)
(972) 499-3350
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value	TIL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 31, 2025, Instil Bio, Inc. reported that ImmuneOnco Biopharmaceuticals (Shanghai) Inc. (“ImmuneOnco”) announced preliminary safety and efficacy data from the ongoing Phase 2 open-label, multicenter study of IMM2510/AXN-2510 (“‘2510”) in combination with chemotherapy for first-line patients with advanced non-small cell lung cancer (“NSCLC”) conducted by ImmuneOnco in China (the “Phase 2 Chemo Combo Trial”).

Preliminary Safety and Efficacy Data from the Phase 2 Chemo Combo Trial

As of July 1, 2025, 33 patients were dosed at 10 mg/kg of ‘2510, with 21 patients having at least one tumor assessment (efficacy evaluable). Partial responses were observed in 62% of efficacy evaluable patients, comprising partial responses in 80% (8/10) of patients with squamous NSCLC and 46% (5/11) of patients with non-squamous NSCLC. The majority of efficacy evaluable patients had only one tumor assessment at data cut-off.

No dose-limiting toxicities were observed in the 33 safety evaluable patients. In these patients, there were no treatment-related adverse events (“TRAE”) leading to dose reduction or death, and only one TRAE leading to drug discontinuation. The most common Grade 3+ TRAEs were hematologic, with uncommon clinical sequelae. Adverse events typically associated with VEGF inhibition (e.g., hypertension, proteinuria, hemoptysis) and immune-related adverse events were uncommon and generally low-grade and infusion-related reactions were nearly all low-grade.

ImmuneOnco expects to present safety and efficacy data in the Phase 2 Chemo Combo Trial at a future medical conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Instil Bio, Inc.

Date:	July 31, 2025	By:	/s/ Sandeep Laumas, M.D.
Sandeep Laumas, M.D.
Chief Financial Officer and Chief Business Officer (Principal Financial Officer and Principal Accounting Officer)